Exhibit 10.1

Alcatel-Lucent USA Inc.

600-700 Mountain Ave.

Murray Hill, NJ 07974-0636

September 17, 2015

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, CA 94538

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement, dated as of September 29, 2014 (as amended by Amendment No. 1 thereto, dated as of December 10, 2014, and Amendment No. 2 thereto, dated as of April 30, 2015, the “Loan and Security Agreement”), between Ikanos Communications, Inc. (the “Borrower”) and Alcatel-Lucent USA Inc. (the “Lender”). Capitalized terms used herein (this “Agreement”) and not otherwise defined herein shall have the meanings ascribed to them in the Loan and Security Agreement.

1. The Borrower has notified the Lender that an Event of Default has occurred, or is anticipated to occur, as a result of the failure of the Borrower to maintain the minimum required Adjusted Quick Ratio for each of the periods ended July 26, 2015, August 30, 2015 and September 27, 2015 (the “Specified Defaults”). The Borrower acknowledges that, based upon the occurrence of the Specified Defaults, the Lender has certain rights under the Loan and Security Agreement and the other Loan Documents.

2. The Lender has elected to forbear from exercising the rights and powers that are available to it under the Loan and Security Agreement and other Loan Documents based upon the occurrence of the Specified Defaults, subject to the terms and conditions set forth herein. Such forbearance shall expire automatically and without notice from the Lender on the earlier of (a) October 31, 2015 and (b) the occurrence of any Termination Event (as defined below) (the period from the date of this Agreement until the expiration of the forbearance provided for herein is referred to as the “Forbearance Period”).

3. The forbearance provided for herein does not constitute, and is not intended to constitute, a forbearance or agreement to forbear at any future time (including upon the expiration of the Forbearance Period). The forbearance provided for herein does not constitute, and is not intended to constitute, a waiver of the occurrence or the continuance of the Specified Defaults. Subject to the terms set forth herein, the Lender is hereby expressly reserving all rights, powers and remedies provided for in the Loan and Security Agreement, the other Loan Documents, at law or in equity whether now or hereafter existing.

4. The occurrence of any of the following shall automatically constitute a “Termination Event” hereunder:

(a) The occurrence of any Event of Default, other than the Specified Defaults;

(b) The occurrence of any breach or default by the Borrower of any of the provisions of this Agreement; or

(c) The exercise of any rights and remedies or the taking of any enforcement action by SVB under the SVB Credit Facility or the acceleration of any obligations under the SVB Credit Facility.

5. The Borrower hereby waives, releases, and forever discharges the Lender and each other Indemnified Person from any and all actions, causes of action, suits or other claims of any kind or character, known or unknown, which the Borrower ever had, now has or might hereafter have against the Lender or any other Indemnified Person which relate, directly or indirectly, to acts or omissions of the Lender or any other Indemnified Person on or prior to the date hereof whether arising out of, in connection with, or otherwise relating to, the Loan Documents, this Agreement or any matter in connection with any of the foregoing.

6. Nothing contained herein shall constitute a waiver of any Events of Default which may exist as of the date of this Agreement of which the Lender currently does not have notice or any rights or remedies that the Lenders might have in respect of such Events of Default which may so exist.

7. As supplemented by this Agreement, the Loan and Security Agreement and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by the Borrower. Without limiting the foregoing, the Liens granted pursuant to the Loan and Security Agreement and the other Loan Documents shall continue in full force and effect. This Agreement shall be deemed a Loan Document and the definition of Loan Document in the Loan and Security Agreement shall be deemed amended accordingly.

8. Nothing contained herein nor in any other communication or action between the Lender and the Borrower shall be deemed to constitute or be construed as (i) a course of dealing obligating the Lender to provide any other accommodations, financial or otherwise, to the Borrower at any time or (ii) a commitment or any agreement to make a commitment with respect to any possible waiver, amendment, consent or other modification of the terms provided in the Loan and Security Agreement or any other Loan Document, other than the specific modifications set forth in this Agreement. Nothing contained herein shall confer on the Borrower any right to notice periods with respect to the Specified Defaults or any action the Lender may take based upon the Specified Defaults following the end of the Forbearance Period.

9. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

10. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

[Signature Page Follows]

Very truly yours,

Alcatel-Lucent USA Inc., as Lender

By:	/s/ Lenny Florin
Name:	Lenny Florin
Title:	Treasurer and VP

Acknowledged and Agreed:

Ikanos Communications, Inc., as Borrower

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	Vice President, General Counsel & Secretary

[FORBEARANCE AGREEMENT]